Exhibit 23.1

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


         We hereby consent to the use of our report dated February 6, 2004, with respect to the consolidated financial statements included in the filing of the Registration Statement on Form SB-2 of ROO Group, Inc. as of December 31, 2003, and the related consolidated statements of operations, and comprehensive income
(loss), stockholders' equity (deficit) and cash flows for each of the two years then ended and for the period from March 30, 2001 (inception), to December 31, 2003.


                                        /s/ Moore Stephens, P.C.

                                        MOORE STEPHENS, P.C.
                                        Certified Public Accountants

Cranford, New Jersey
November 18, 2004